Exhibit 99.1

Suffolk-based First Bankshares, Inc. and Richmond’s Xenith Corporation Announce Merger Agreement

SUFFOLK, Va. and RICHMOND, Va., May 12, 2009 – First Bankshares, Inc. (Nasdaq: SUFB; “First Bankshares”) and Xenith Corporation today announced their intention to merge. Upon closing of the merger, the combined organizations will operate as a one-bank holding company under the name Xenith Bankshares, Inc. (“Xenith Bankshares”).

Under the terms of the merger agreement, shareholders of First Bankshares may elect to retain their shares of First Bankshares common stock or to receive $9.23 in cash per share, subject to pro ration in the event the aggregate cash elections exceed 25% of shares outstanding as of the closing of the merger. Shareholders of Xenith Corporation are expected to receive between approximately .90 and .98 shares of First Bankshares common stock for each share of Xenith Corporation common stock owned at the time of the merger, with the exact exchange ratio determined at closing based on Xenith’s book value at such time.

The merger is expected to close in the third quarter of 2009. It has been approved by the boards of directors of both companies and is subject to the approval of each company’s shareholders, as well as regulatory approvals and other customary conditions. In addition, prior to closing the merger, Xenith Corporation will complete a private placement offering of its common stock raising at least $40,000,000 in gross proceeds.

Darrell Swanigan, President and CEO of First Bankshares and SuffolkFirst Bank, stated, “We have been blessed with a successful growth history and accomplished a great deal through the teamwork and dedication of our Bank family of shareholders, customers, directors, officers and friendly support staff over the past 6 years and believe the proposed merger with Xenith will expedite opportunities otherwise not available with our present capital base. The ability to partner with Gaylon Layfield and the seasoned Xenith team is exciting, and we believe our management teams will complement each other. This proposed merger will enable us to expand our footprint in other markets in Virginia supported by a strong capital base.” Mr. Swanigan further commented that “the additional capital will increase our legal lending limit and enhance our ability to reach out to a larger segment of our market.”

Gaylon Layfield, President and CEO of Xenith Corporation expressed enthusiasm for the proposed merger. “This merger represents a terrific opportunity for Xenith to partner with SuffolkFirst Bank to create a significant player in the Virginia banking market. We look forward to working with Darrell and his team as we create a highly competitive organization focused on segments of the Virginia market that offer the opportunity for sound, profitable growth.”

The initial board of directors of Xenith Bankshares will consist of the existing directors of Xenith Corporation and three additional directors to be designated by First Bankshares. T. Gaylon Layfield III, the current President and CEO of Xenith Corporation, will continue in that role for Xenith Bankshares. Darrell G. Swanigan, currently President and CEO of First Bankshares, will become Executive Vice President and President of the Hampton Roads Region

of Xenith Bankshares. Xenith Corporation’s current Chief Financial Officer and Chief Administrative Officer, Thomas W. Osgood, will continue in that role for Xenith Bankshares.

First Bankshares is the holding company for SuffolkFirst Bank, a community bank founded in the City of Suffolk, Virginia in 2002. SuffolkFirst currently has approximately $175 million in assets and 43 employees. First Bankshares offers a broad selection of commercial and retail banking products, including commercial and residential real estate loans and various consumer loans. The common stock of First Bankshares is traded on the NASDAQ Capital Market under the symbol “SUFB.” After the merger, the name of SuffolkFirst Bank will be changed to Xenith Bank but it will continue to do business as SuffolkFirst Bank at its existing locations in Suffolk.

Xenith Corporation (formerly known as Xenith Bank (In Organization)) was organized in June of 2008, with the intention of opening as a new, independent, Virginia bank. Changes in the markets and banking landscape during the past eight months prompted Xenith to seek out a banking partner, in lieu of launching a de novo bank. Xenith is led by banking veterans, with prior experience from such institutions as Signet, Wachovia, SunTrust, BB&T and Capital One.

Anderson & Strudwick, Inc. served as financial advisor to First Bankshares regarding the merger agreement and rendered a fairness opinion to the Board of Directors of First Bankshares. Troutman Sanders LLP served as legal advisor to First Bankshares. Baxter Fentriss & Company served as financial advisor and Hunton & Williams LLP served as legal advisor to Xenith Corporation.

For more information about Xenith Corporation, please visit: www.xenithbank.com

For more information about First Bankshares and SuffolkFirst Bank, please visit: www.suffolkfirstbanks.com

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, First Bankshares will file with the Securities and Exchange Commission (the “SEC”) a joint proxy statement which will be sent to the shareholders of First Bankshares and Xenith Corporation seeking their approval of the merger. In addition, First Bankshares may file other relevant documents concerning the proposed merger with the SEC. Security holders are urged to read the joint proxy statement and other relevant documents when they become available because they will contain important information about the proposed merger.

Security holders of First Bankshares may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of First Bankshares may also obtain free copies of these documents by directing a request by telephone or mail to First Bankshares, Inc., P.O. Box 1340, Suffolk, Virginia 23439 (telephone: (757) 934-8200) or by accessing these documents at First Bankshares’ website: http://www.suffolkfirstbanks.com under “Investor Relations/SEC Filings”. Security holders of Xenith Corporation may also obtain free copies of these documents by directing a request by telephone or mail to Xenith Corporation, One James Center, 901 E. Cary Street, Suite 1700, Richmond, Virginia 23219 (telephone:

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(804) 433-2200). The information on First Bankshares’ website is not, and shall not be deemed to be, a part of this release or incorporated into other filings made with the SEC.

First Bankshares and Xenith Corporation and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of First Bankshares and/or Xenith Corporation in connection with the merger. Information about the directors and executive officers of First Bankshares is set forth in the preliminary proxy statement for its 2009 annual meeting of shareholders filed with the SEC on February 23, 2009. Information about the directors and executive officers of Xenith may be obtained by reading the joint proxy statement regarding the merger when it becomes available. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement regarding the merger when it becomes available.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between First Bankshares and Xenith Corporation, (ii) First Bankshares’ and Xenith Corporation’s plans, obligations, expectations and intentions and (iii) other statements in the press release that are not historical facts. Words such as “anticipates,” “believes,” “intends,” “should,” “expects,” “will,” and variations of similar expressions are intended to identify forward-looking statements. These statements are based on the beliefs of the respective managements of First Bankshares and Xenith Corporation as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and shareholder approvals; the ability to complete the merger as expected and within the expected timeframe; the possibility that one or more of the conditions to the completion of the merger may not be satisfied; any event that could give rise to a termination of the merger agreement; disruptions to customer and employee relationships and business operations caused by the merger; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in First Bankshares’ publicly filed documents, including its Annual Report or Form 10-K for the year ended December 31, 2008. First Bankshares, Inc. and Xenith Corporation assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

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